UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2023

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street

Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING

On August 17, 2023, Minim, Inc. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that, because the Company has not filed its Form 10-Q for the period ended June 30, 2023 with the Securities and Exchange Commission (the “Commission”), the Company is not in compliance with Nasdaq’s rules for continued listing under Nasdaq Listing Rule 5250. Rule 5250 requires, in part, that listed companies timely file all required periodic financial reports with the Commission. The non-compliance resulted from the Company’s inability to timely appoint an audit committee to review the financial statements required to be included in its Form 10-Q for the period ended June 30, 2023 and the Company’s Form 10-Q for the period ended March 31, 2023.

Nasdaq requires the Company to submit an amended plan to regain compliance with Rule 5250 by September 1, 2023. Previously, Nasdaq had granted the Company an exception for the Company to regain compliance with Rule 5250 until November 12, 2023 so as to allow the Company to file its delinquent Form 10-Q for the period ended March 31, 2023. As a result, the Company has until November 12, 2023 to evidence compliance with Rule 5250 for both the Company’s Form 10-Q for the period ended March 31, 2023 and June 30, 2023.

Receipt of the letter described above from Nasdaq has no immediate effect on the listing of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2023	MINIM, INC.

	By:	/s/ Jeremy Hitchcock
	Name:	Jeremy Hitchcock
	Title:	Executive Chairman of the Company